Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DASAN Zhone Solutions, Inc. of our report dated March 12, 2019, relating to the financial statements, which appears in DASAN Zhone Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 14, 2020